Exhibit 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41905) of National R.V. Holdings, Inc. of our report dated February 2, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Los Angeles, California
March 29, 2001